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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

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                                                                JURISDICTION
                     NAME OF SUBSIDIARY                       OF INCORPORATION
                     ------------------                       ----------------
Fidelity Chemical Products Malaysia SDN.BHD                      Malaysia
OM Holdings, Inc.                                                Delaware
OMG Americas, Inc.                                                 Ohio
OMG Asia-Pacific Co., Ltd.                                        Taiwan
OMG Belleville, Limited                                           Canada
OMG Europe GmbH                                                   Germany
OMG Fidelity, Inc.                                               Delaware
OMG Finland Oy                                                    Finland
OMG Harjavalta Chemicals Holding BV                             Netherlands
OMG Harjavalta Nickel Oy                                          Finland
OMG Japan, Inc.                                                    Japan
OMG Jett, Inc.                                                     Ohio
OMG Kokkola Chemicals Holding BV                                Netherlands
OMG Kokkola Chemicals Oy                                          Finland
OMG Singapore Pte, Ltd.                                          Singapore
OMG Thailand Co., Ltd.                                           Thailand
OMG Vasset, S.A.                                                  France
SCM Metal Products, Inc.                                         Delaware
Harko CV                                                        Netherlands
Groupement Pour Le Traitement Du teril De Lubumbashi (55%)        Jersey
Societe De Traitement du Terril De Lubumbashi (55%)                 DRC
OMG AG & Co. KG                                                   Germany
OMG Management AG                                                 Germany
Allgemeine Gold- und Silberscheideanstalt AG ('Agosi')
  (90.8%)                                                         Germany
Degussa Galvanotechnik GmbH                                       Germany
Schone Edelmetaal B.V.                                          Netherlands
Ogussa Osterreichische Gold- und Silberscheideanstalt
  Gesellschaft m.b.H.                                             Austria
OMG UK Limited                                                United Kingdom
Allgemeine France S.A.R.L.                                        France
Prometron GmbH Produkte fur Elektronik und Elektrotechnik         Germany
Degussa-NA-Edelmetall GmbH                                        Germany
BrazeTec GmbH                                                     Germany
Cycleon S.A. (50%)                                                France
OMG Brasil Ltda.                                                  Brazil
OMG Argentina S.A.                                               Argentina
Clarex S.A.                                                       Brazil
Coimpa Sociedade Industrial de Metais Preciosos da Amazonia
  Ltda.                                                           Brazil
Icomeq Industria e Comercio Ltda.                                 Brazil
OMG Automotive Catalysts Skandinavia AB                        South Africa
OMG Automotive Catalysts (Pty) Ltd. (55%)                      South Africa
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
DMC Catalyst Port Elisabeth (Pty) Ltd. (55%)                   South Africa
OMG Marketing South Africa (Pty) Ltd.                          South Africa
OMG Automotive Catalysts (Thailand) Ltd.                         Thailand
Ordeg Co., Ltd. (50%)                                              Korea
OMG China Limited                                                Hong Kong
International Catalyst Technology, Inc. (50%)                    Delaware
ICT Co., Inc. (50%)                                                Japan
OMG Precious Metals Singapore Ltd.                               Singapore
Italbras S.p.A.                                                    Italy
dmc(2) Electronic Components Corporation                         Delaware
OMG Michigan Inc.                                                Delaware
OMG Catalysts Canada Corp.                                        Canada
1354950 Ontario, Inc.                                             Canada
OMG Cawse Pty Ltd.                                               Australia
OMG KG Holdings, Inc.                                            Delaware
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